GAIN Capital Reports First Quarter 2015 Results

-Net revenue of $92.9 million, up 14%
-Earnings per diluted share of $0.18, up 100%
-Cash earnings per diluted share of $0.27, up 69%
-Net income of $8.3 million, up 118%
-Adjusted EBITDA of $19.7 million, up 63%

BEDMINSTER, N.J., May 5, 2015 /PRNewswire/ -- GAIN Capital Holdings, Inc. ("GAIN") (NYSE: GCAP), a leading global provider of online trading services, announced financial results for the first quarter of 2015.

“We are extremely pleased with our performance in the first quarter,” said Glenn Stevens, Chief Executive Officer. “We distinguished ourselves yet again through our risk management expertise during the SNB event on January 15, strengthening our competitive position while allowing us to deliver positive financial results for the quarter. Importantly, we delivered a double digit increase in profitability on a year-over-year basis, as we continued to execute on our strategic plan to achieve scale and diversify our products and revenue streams, while also tightly controlling our operating expenses,” continued Mr. Stevens.

“We had record retail trading volume in the quarter, although much of the customer trading activity was focused on one-way trading in euro/dollar, which muted our revenue capture for the quarter. We also saw strong growth in other key operating metrics, including record futures contracts and a strong quarter-over-quarter increase in active accounts,” added Mr. Stevens.

“In the period we also continued actively planning for the acquisition of City Index, which closed on April 1, and are pleased to reaffirm our target of $45-$55 million of expense synergies over two years. The City Index transaction further increases our scale, giving us a combined annualized trading volume run-rate of $3 trillion, while further diversifying our retail trading volume beyond FX into related asset classes such as commodities, equity indices and equities, via contracts-for-difference (CFDs), a key product category outside the U.S. Today, GAIN has a greatly enhanced resilience to market conditions, and the scale to build a platform for sustainable, profitable growth,” Mr. Stevens concluded.

First Quarter Highlights
(Comparisons are to the first quarter of 2014)

•	Net revenue of $92.9 million, up 14% from $81.4 million

•	Net income of $8.3 million, up 118% from $3.8 million

•	Earnings per diluted share of $0.18, up 100% from $0.09

•	Adjusted earnings per diluted share* of $0.23, up 77% from $0.13

•	Cash earnings per diluted share* of $0.27, up 69% from $0.16

•	Adjusted EBITDA* of $19.7 million, up 63% from $12.1 million

•	Retail OTC trading volume of $798.6 billion, up 41% from $566.3 billion

•	GTX trading volume of $1.23 trillion, up 2% from $1.21 trillion

•	Total futures contracts of 2.4 million, up 48% from 1.6 million

(*See below for reconciliation of non-GAAP financial measures)

Retail OTC Business

In the first quarter of 2015, GAIN’s retail OTC business generated trading revenue of $66.1 million, up 29% from $51.2 million in the first quarter of 2014. Retail OTC trading volume was $798.6 billion, up 41% from $566.3 billion in the first quarter of 2014. Average daily retail OTC trading volume was $12.6 billion, up 40% from $9.0 billion in the first quarter of 2014.

In the first quarter of 2015, the retail OTC business generated $2.4 million of commission revenue from our advisory business which was acquired in July 2014.

Institutional Businesses

In the first quarter of 2015, revenue from the GTX business increased to $9.9 million compared to $8.8 million in the prior year quarter.  Average daily volume for GTX was $19.6 billion in the quarter, an increase of 2% over the prior year quarter.

Revenue from the Sales Trader business was $5.5 million, compared to $14.5 million in the prior year quarter. The decrease in revenue in our Sales Trader business reflected the steps taken in the fourth quarter of 2014 to reposition the business on customers with a higher return of capital.

Futures

The exchange-traded futures business generated revenue of $10.4 million in the first quarter of 2015, up 60% from $6.5 million in the first quarter of 2014. Total futures contracts were 2.4 million in the first quarter of 2015, up 48% from 1.6 million in the first quarter of 2014. Average daily futures contracts were 39,034, up 53% from 25,552 in the first quarter of 2014.

City Index

City Index's preliminary results for the first quarter of 2015, under U.K. GAAP, include net revenue of $37.2 million, up 33% from $27.9 million in the first quarter of 2014 and adjusted EBITDA* of $2.0 million, up 82% from $1.1 million in the first quarter of 2014. Total trading volume was $286.1 billion, up 22% from $234.7 billion in the first quarter of 2014.

Pro forma** results for GAIN and City Index for the first quarter of 2015 include net revenue of $130.1 million and adjusted EBITDA of $21.7 million, along with total client assets of $1.1 billion. Pro forma** OTC trading volume was $1.1 trillion with combined active accounts of 153,540.

Having completed the acquisition of City Index on April 1, 2015, GAIN will consolidate City Index results starting with the second quarter of 2015.

(*City Index adjusted EBITDA is calculated on a basis consistent with GAIN's calculation)
(**Represents the simple addition of GAIN and City Index results)

Dividend

GAIN’s Board of Directors declared a quarterly cash dividend of $0.05 per share of the Company’s common stock. The dividend is payable on June 23, 2015 to shareholders of record as of the close of business June 12, 2015.

Conference Call

GAIN will host a conference call Tuesday, May 5, 2015 at 8.00 a.m. ET. Participants may access the live call by dialing + 1-866-652-5200 (U.S. domestic), or + 1-412-317-6060 (international).

A live audio webcast of the call and a copy of the accompanying presentation will also be available on the Investor Relations section of the GAIN website (http://ir.gaincapital.com). A PDF copy of the earnings presentation will also be available on the Investor Relations website.

An audio replay will be made available for one month starting approximately two hours after the call by dialing +1-877-344-7529 in the U.S. or +1-412-317-0088 from abroad, and entering passcode 10064847#.

About GAIN

GAIN Capital Holdings, Inc. (NYSE: GCAP) provides innovative trading technology and execution services to retail and institutional investors worldwide, with multiple access points to OTC markets and global exchanges across a wide range of asset classes, including foreign exchange, commodities, and global equities.  GAIN Capital is headquartered in Bedminster, New Jersey, with a global presence across North America, Europe and the Asia Pacific regions.  For further company information, visit www.gaincapital.com

Investor Relations Contact
Hugh Collins and Lynn Morgen
MBS Value Partners
+1 212.750.5800
gain@mbsvalue.com

Media Contact
Chris Mittendorf, Edelman for GAIN Capital
+1 212.704.8134
pr@gaincapital.com

Condensed Consolidated Statements of Operations
In millions except share data
(unaudited)

	Three Months Ended
	March 31,
	2015	2014
REVENUE:
Trading revenue	$66.1	$51.2
Commission revenue	28.2	29.8
Other revenue	(1.4)	0.1
Total non-interest revenue	92.9	81.1
Interest revenue	0.3	0.4
Interest expense	0.3	0.1
Total net interest revenue	—	0.3
Total net revenue	92.9	81.4
EXPENSES:
Employee compensation and benefits	22.1	21.8
Selling and marketing	4.6	6.1
Referral fees	26.6	20.7
Trading expense	7.0	6.9
General and administrative	9.3	9.2
Depreciation and amortization	2.0	2.2
Purchased intangible amortization	2.2	1.0
Communication and technology	2.8	4.0
Bad debt provision	3.3	0.6
Acquisition expense	—	0.4
Restructuring	—	0.4
Integration	0.1	1.5
Total operating expense	80.0	74.8
Operating income	12.9	6.6
Interest on long term borrowings	1.5	1.4
Income before tax expense	11.4	5.2
Income tax expense	2.8	1.3
Net income	$8.6	$3.9
Net income attributable to non-controlling interest	$0.3	$0.1
Net income applicable to Gain Capital Holdings Inc.	$8.3	$3.8
Earnings per common share(1)
Basic	$0.19	$0.10
Diluted	$0.18	$0.09
Weighted averages common shares outstanding used
in computing earnings per common share:
Basic	43,206,628	39,543,586
Diluted	44,150,505	42,627,628

(1) Adjusted for the impact of the GAA/TT put option.

Condensed Consolidated Balance Sheet
In millions
(unaudited)

	March 31,	December 31,
	2015	2014
ASSETS:
Cash and cash equivalents	$90.1	$139.4
Cash and securities held for customers	826.8	759.6
Short term investments	0.2	0.2
Receivables from banks and brokers	176.2	134.9
Property and equipment - net of accumulated depreciation	17.9	18.8
Prepaid assets	3.0	2.5
Goodwill	33.7	34.6
Intangible assets, net	58.5	60.8
Other assets	33.0	35.1
Total assets	$1,239.4	$1,185.9
LIABILITIES AND SHAREHOLDERS' EQUITY:
Payables to customer, brokers, dealers, FCM'S and other regulated entities	$826.8	$759.6
Accrued compensation & benefits	5.8	16.9
Accrued expenses and other liabilities	54.4	64.4
Income tax payable	0.9	1.5
Senior convertible notes	69.0	68.4
Total liabilities	$956.9	$910.8
Non-controlling interest	10.5	10.2
Shareholders' Equity	272.0	264.9
Total liabilities and shareholders' equity	$1,239.4	$1,185.9

(*) Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted EPS
Adjusted net income is a non-GAAP financial measure and represents our net income excluding restructuring, acquisition and integration related expenses and bad debt expense related to the SNB event in January of 2015. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted net income assists investors in evaluating our operating performance. However, because adjusted net income is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Net Income to Adjusted Net Income and Adjusted EPS
In millions, except per share data
(unaudited)

	Three Months Ended
	March 31,
	2015	2014
Net income applicable to Gain Capital Holdings Inc.	$8.3	$3.8
Add back, net of tax:
Acquisition expense	—	0.3
Restructuring	—	0.3
Integration	0.1	1.1
Bad debt related to SNB event in January of 2015	1.9	—
Adjusted net income	$10.3	$5.5

Adjusted earnings per common share:
Basic	$0.24	$0.14
Diluted	$0.23	$0.13
Weighted averages common shares outstanding used
in computing earnings per common share:
Basic	43,206,628	39,543,586
Diluted	44,150,505	42,627,628

(*) Reconciliation of GAAP Net Income to Cash Net Income and Cash EPS
Cash net income is a non-GAAP financial measure and represents our net income excluding depreciation and amortization, purchased intangible amortization and non-cash interest expense. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of cash net income assists investors in evaluating our operating performance. However, because cash net income is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Net Income to Cash Net Income and Cash EPS
In millions, except per share data
(unaudited)

	Three Months Ended
	March 31,
	2015	2014
Net income applicable to Gain Capital Holdings Inc.	$8.3	$3.8
Add back, net of tax:
Depreciation and amortization	1.5	1.7
Purchased intangible amortization	1.7	0.8
Non-cash interest expense	0.5	0.4
Cash net income	$12.0	$6.7

Cash earnings per common share:
Basic	$0.28	$0.17
Diluted	$0.27	$0.16
Weighted averages common shares outstanding used
in computing earnings per common share:
Basic	43,206,628	39,543,586
Diluted	44,150,505	42,627,628

Reconciliation of GAAP Net Income to Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that represents our earnings before interest, taxes, depreciation and amortization, restructuring, acquisition and integration-related expenses, non-controlling interest and bad debt expense related to the SNB event in January of 2015. This non-GAAP financial measure has certain limitations, including that it does not have a standardized meaning and, therefore, our definition may be different from similar non-GAAP financial measures used by other companies and/or analysts. Thus, it may be more difficult to compare our financial performance to that of other companies. We believe our reporting of adjusted EBITDA assists investors in evaluating our operating performance. However, because adjusted EBITDA is not a measure of financial performance calculated in accordance with GAAP, such measure should be considered in addition to, but not as a substitute for, other measures of our financial performance reported in accordance with GAAP, such as net income.

Reconciliation of GAAP Net Income to Adjusted EBITDA
In millions
(unaudited)

	Three Months Ended
	March 31,
	2015	2014
Net income applicable to Gain Capital Holdings Inc.	8.3	3.8
Depreciation and amortization	2.0	2.2
Purchased intangible amortization	2.2	1.0
Interest expense	1.5	1.4
Income tax expense	2.8	1.3
Acquisition expense	—	0.4
Restructuring	—	0.4
Integration	0.1	1.5
Bad debt related to SNB event in January of 2015	2.5	—
Net income attributable to non-controlling interest	0.3	0.1
Adjusted EBITDA	$19.7	$12.1

Forward-Looking Statements:
The forward-looking statements contained herein include, without limitation, statements relating to GAIN Capital’s and/or City Index (Holdings) Limited (“City Index”) expectations regarding the opportunities and strengths of the combined company created by the proposed business combination, anticipated cost and revenue synergies, the strategic rationale for the proposed business combination, including expectations regarding product offerings, growth opportunities, value creation, and financial strength, and the timing of the closing. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that GAIN Capital or City Index will realize these expectations or that these beliefs will prove correct. In addition, a variety of important factors could cause results to differ materially from such statements. These factors are noted throughout GAIN Capital’s annual report on Form 10-K, as filed with the Securities and Exchange Commission on March 16, 2015, and include, but are not limited to, the actions of both current and potential new competitors, fluctuations in market trading volumes, financial market volatility, evolving industry regulations, including changes in regulation of the futures companies, errors or malfunctions in GAIN Capital’s systems or technology, rapid changes in technology, effects of inflation, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to successfully integrate assets and companies we have acquired, our ability to effectively compete in the futures industry, changes in tax policy or accounting rules, fluctuations in foreign exchange rates and commodity prices, adverse changes or volatility in interest rates, as well as general economic, business, credit and financial market conditions, internationally or nationally, and our ability to continue paying a quarterly dividend in light of future financial performance and financing needs. The forward-looking statements included herein represent GAIN Capital’s views as of the date of this release. GAIN Capital undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.